     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 2005

                                                           REGISTRATION NO. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ---------------------------------

                              ALLEGHANY CORPORATION
             (Exact name of registrant as specified in its charter)

       DELAWARE                                       51-0283071
(STATE OF INCORPORATION)                (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

          7 TIMES SQUARE TOWER
          NEW YORK, NEW YORK                                 10036
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

     ALLEGHANY CORPORATION AMENDED AND RESTATED DIRECTORS' STOCK OPTION PLAN
             ALLEGHANY CORPORATION 2000 DIRECTORS' STOCK OPTION PLAN
                ALLEGHANY CORPORATION 2005 DIRECTORS' STOCK PLAN
          ALLEGHANY CORPORATION SUBSIDIARY DIRECTORS' STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                                 ROBERT M. HART
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              ALLEGHANY CORPORATION
                              7 TIMES SQUARE TOWER
                            NEW YORK, NEW YORK 10036
                                 (212) 752-1356
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

                                                                                    PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE   AMOUNT TO BE REGISTERED       PROPOSED MAXIMUM          AGGREGATE OFFERING            AMOUNT OF
        REGISTERED                     (1)             OFFERING PRICE PER SHARE          PRICE )               REGISTRATION FEE
-------------------------   -----------------------    ------------------------     ------------------         ----------------
Common Stock, par value        28,487 shares (2)                     (6)            $ 6,436,627.50 (7)            $  758
    $1.00 per share
Common Stock, par value        35,000 shares (3)                     (6)            $ 6,939,012.50 (7)            $  817
    $1.00 per share
Common Stock, par value        50,000 shares (4)               307.27(8)            $15,363,500.00 (8)            $1,809
    $1.00 per share
Common Stock, par value         7,000 shares (5)                     (6)            $ 1,467,281.40 (7)            $  173
    $1.00 per share

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of Common Stock which become issuable pursuant to the provisions of the plans listed above by reason of antidilution and other adjustments.

(2) Up to 28,487 shares of Common Stock may be issued under the Alleghany Corporation Amended and Restated Directors' Stock Option Plan.

(3) Up to 35,000 shares of Common Stock may be issued under the Alleghany Corporation 2000 Directors' Stock Option Plan.

(4) Up to 50,000 shares of Common Stock may be issued under the Alleghany Corporation 2005 Directors' Stock Plan.

(5) Up to 7,000 shares of Common Stock may be issued under the Alleghany Corporation Subsidiary Directors' Stock Option Plan.

(6)   The offering price per share varied from option grant to option grant.

(7) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, these amounts were estimated on the basis of the prices at which the options under the plans may be exercised.

(8) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, these amounts were estimated on the basis of the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on August 4, 2005.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The document(s) containing the information specified by Part I of this Form S-8 registration statement (this "Registration Statement") will be sent or given to participants in the plans listed on the cover of this Registration Statement (the "Plans") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 but taken together, along with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

            The following documents filed with the Commission by Alleghany Corporation (the "Company") are incorporated herein by reference and made a part hereof:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

      (b)(i)The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

        (ii)The Company's Current Reports on Form 8-K filed on January 5, February 8, March 10, April 8, April 21, April 22, April 28, May 23, July 20 and July 25, 2005; and

      (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed pursuant to
            Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporates by reference certain portions of the Company's Proxy Statement dated November 26, 1986 relating to its Special Meeting of Stockholders held on December 19, 1986; such description is qualified in its entirety by reference to (i) the Company's Restated Certificate of Incorporation, as amended, and
            (ii) the Company's By-Laws, as amended, incorporated by reference as Exhibits 3.1 and 3.2, respectively, in this Registration Statement, and any amendment or report filed for the purpose of updating that description.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

            The consolidated financial statements and financial statement schedules of the Company and its subsidiaries included in or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 have been incorporated herein by reference in reliance upon the reports, also incorporated herein by reference, of KPMG LLP, independent registered public accounting firm, given on its authority as experts in accounting and auditing.

Item 4. Description of Securities.

            Not applicable.

Item 5. Interests of Named Experts and Counsel.

            Not applicable.

Item 6. Indemnification of Directors and Officers.

            The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by the Company of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            Article Tenth of the Company's Restated Certificate of Incorporation, as amended (which Restated Certificate of Incorporation is incorporated herein by reference as Exhibit 3.1 in this Registration Statement), provides for the indemnification of the Company's officers and directors in accordance with the Delaware General Corporation Law, and includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of the Company's Board of

Directors for monetary damages as a result of actions taken in their capacity as Board members.

            The directors and officers of the Company are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

Item 7. Exemption from Registration Claimed.

            Not applicable.

Item 8. Exhibits.

            The following are filed as exhibits hereto.

Exhibit Number                         Description
--------------          --------------------------------------------
    3.1                 The Company's Restated Certificate of
                        Incorporation, as amended by Amendment
                        accepted and received for filing by the
                        Secretary of State of the State of Delaware
                        on June 23, 1988, filed as Exhibit 20 to the
                        Company's Quarterly Report on Form 10-Q for
                        the quarter ended June 30, 1988, is
                        incorporated herein by reference.

    3.2                 The Company's By-Laws, as amended September
                        21, 2004, filed as Exhibit 3.2 to the
                        Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, are incorporated herein by reference.

    4.1                 Alleghany Corporation Amended and Restated
                        Directors' Stock Option Plan effective as of
                        April 20, 1993, filed as Exhibit 10.1 to the
                        Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993, is incorporated herein by reference.

    4.2                 Alleghany Corporation 2000 Directors' Stock
                        Option Plan effective as of April 28, 2000, included as Exhibit A to the Company's Proxy
                        Statement dated March 27, 2000 filed in
                        connection with its Annual Meeting of
                        Stockholders held on April 28, 2000, is
                        incorporated herein by reference.

    4.3                 Alleghany Corporation 2005 Directors' Stock
                        Plan effective as of April 22, 2005,
                        included as Exhibit A to the Company's Proxy
                        Statement dated March 9, 2005 filed in
                        connection with its Annual Meeting of
                        Stockholders held on April 22, 2005, is
                        incorporated herein by reference.

   4.4                  Alleghany Corporation Subsidiary Directors' Stock Option Plan.

   5                    Opinion of Dewey Ballantine LLP.

   23.1                 Consent of Dewey Ballantine LLP (included in Exhibit 5 hereto).

   23.2                 Consent of KPMG LLP.

   24                   Powers of Attorney.

Item 9. Undertakings.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 8, 2005.

                                     ALLEGHANY CORPORATION

                                     By: /s/ Weston M. Hicks
                                         --------------------------------------
                                         Weston M. Hicks
                                         President

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: August 8, 2005                 By:              *
                                         --------------------------------------
                                         Rex D. Adams
                                         Director

Date: August 8, 2005                 By:               *
                                         --------------------------------------
                                         John J. Burns, Jr.
                                         Vice Chairman of the Board and Director

Date: August 8, 2005                 By:                *
                                         --------------------------------------
                                         Dan R. Carmichael
                                         Director

Date: August 8, 2005                 By: /s/ Roger B. Gorham
                                         --------------------------------------
                                         Roger B. Gorham
                                         Senior Vice President-Finance
                                         (principal financial officer)

Date: August 8, 2005                 By: /s/ Weston M. Hicks
                                         --------------------------------------
                                         Weston M. Hicks
                                         President and Director
                                         (principal executive officer)

Date: August 8, 2005                 By:                *
                                         --------------------------------------
                                         Thomas S. Johnson
                                         Director

Date: August 8, 2005                 By:                *
                                         --------------------------------------
                                         Allan P. Kirby, Jr.
                                         Director

Date: August 8, 2005                 By:                *
                                         --------------------------------------
                                         F.M. Kirby
                                         Chairman of the Board and Director

Date: August 8, 2005                 By:                *
                                         --------------------------------------
                                         William K. Lavin
                                         Director

Date: August 8, 2005                 By:                *
                                         --------------------------------------
                                         Roger Noall
                                         Director

Date: August 8, 2005                 By: /s/ Peter R. Sismondo
                                         --------------------------------------
                                         Peter R. Sismondo
                                         Vice President, Controller, Treasurer
                                         and
                                         Assistant Secretary (principal
                                         accounting officer)

Date: August 8, 2005                 By:                *
                                         --------------------------------------
                                         James F. Will
                                         Director

                            *By: /s/ Weston M. Hicks
                                 ------------------------
                                 Weston M. Hicks
                                 Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit Number                          Description
--------------           --------------------------------------------
     3.1                 The Company's Restated Certificate of
                         Incorporation, as amended by Amendment
                         accepted and received for filing by the
                         Secretary of State of the State of Delaware
                         on June 23, 1988, filed as Exhibit 20 to the
                         Company's Quarterly Report on Form 10-Q for
                         the quarter ended June 30, 1988, is
                         incorporated herein by reference.

     3.2                 The Company's By-Laws, as amended September
                         21, 2004, filed as Exhibit 3.2 to the
                         Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, are incorporated herein by reference.

     4.1                 Alleghany Corporation Amended and Restated
                         Directors' Stock Option Plan effective as of
                         April 20, 1993, filed as Exhibit 10.1 to the
                         Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993, is incorporated herein by reference.

     4.2                 Alleghany Corporation 2000 Directors' Stock
                         Option Plan effective as of April 28, 2000, included as Exhibit A to the Company's Proxy
                         Statement dated March 27, 2000 filed in
                         connection with its Annual Meeting of
                         Stockholders held on April 28, 2000, is
                         incorporated herein by reference.

     4.3                 Alleghany Corporation 2005 Directors' Stock
                         Plan effective as of April 22, 2005,
                         included as Exhibit A to the Company's Proxy
                         Statement dated March 9, 2005 filed in
                         connection with its Annual Meeting of
                         Stockholders held on April 22, 2005, is
                         incorporated herein by reference.

     4.4                 Alleghany Corporation Subsidiary Directors'
                         Stock Option Plan.

     5                   Opinion of Dewey Ballantine LLP.

     23.1                Consent of Dewey Ballantine LLP (included in
                         Exhibit 5 hereto).

     23.2                Consent of KPMG LLP.

     24                  Powers of Attorney.